================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  FORM 8-K/A-1

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): April 1, 2005

                                 ENHERENT CORP.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

          Delaware                       0-23315                13-3914972
----------------------------     -----------------------    -------------------
(State or Other Jurisdiction     (Commission File Number)      (IRS Employer
      of Incorporation)                                     Identification No.)

  192 Lexington Avenue, New York, New York                        10016
---------------------------------------------                  ----------
  (Address of Principal Executive Offices)                     (Zip Code)

       Registrant's telephone number, including area code: (212) 889-7722

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

================================================================================

EXPLANATORY NOTE

      On April 1, 2005, we consummated the merger (the "Merger") between ENHERENT CORP., a Delaware corporation ("ENHERENT"), and DYNAX SOLUTIONS, INC., a Delaware corporation ("DYNAX"), described in the joint proxy statement/prospectus dated February 7, 2005 (the "Proxy Statement") previously filed with the Securities and Exchange Commission ("SEC") relating to the Special Meeting of Stockholders of the Company held on April 1, 2005 (the "Stockholder Meeting").

      We hereby amend Item 9.01 of our current report on Form 8-K filed on April 6, 2005 to include financial statements of the business acquired and pro forma financial information in accordance with Items 9.01(a) and (b) within 71 calendar days after the date on which the initial report on Form 8-K was required to be filed. Except as set forth in Item 9.01 below, no other changes are being made to our current report on Form 8-K filed on April 6, 2005.

                 SECTION 9 -- FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

      (a) Financial Statement of Dynax Solutions, Inc.

                                                                                                              Page
                                                                                                              ----
Report of Independent Registered Public Accounting Firm................................................       F-1

Consolidated Balance Sheets at December 31, 2003 and 2004 (audited) and March 31, 2005 (unaudited).....       F-2

Consolidated Statements of Changes in Stockholders' Equity (Capital Deficiency)                               F-3
     for the Years Ended December 31, 2002, 2003 and 2004 (audited) and the Three Months Ended
     March 31, 2005 (unaudited)........................................................................

Consolidated Statements of Operations for the Years Ended December 31, 2002, 2003 and                         F-5
     2004 (audited) and the Three Months Ended March 31, 2004 and 2005 (unaudited).....................

Consolidated Statements of Cash Flows for the Years Ended December 31, 2002, 2003 and                         F-6
     2004 (audited) and the Three Months Ended March 31, 2004 and 2005 (unaudited).....................

Notes to Consolidated Financial Statements.............................................................       F-7

      (b) Pro Forma Financial Information

                                                                                                              Page
                                                                                                              ----
Unaudited Pro Forma Condensed Consolidated Balance Sheets as of March 31, 2005.........................       F-23

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year                               F-24
     Ended December 31, 2004...........................................................................

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Three                              F-25
     Months Ended March 31, 2005.......................................................................

Notes to Pro Forma Combined Financial Statements.......................................................       F-26

      (c) Exhibits. The following Exhibits have been filed as a part of this
Report:

EXHIBIT
NUMBER             DESCRIPTION OF EXHIBIT
-------            ----------------------
2.1                Agreement and Plan of Merger dated as of October 12, 2004, by and between ENHERENT CORP.
                   and DYNAX SOLUTIONS, INC. (Incorporated by reference to Exhibit 2.1 of ENHERENT's Form
                   10-Q filed November 15, 2004).

2.2                First Amendment to Agreement and Plan of Merger dated as of November 4, 2004, by and between ENHERENT CORP. and DYNAX SOLUTIONS, INC. (Incorporated by reference to Exhibit
                   2.2 of ENHERENT's Form 10-Q filed November 15, 2004).

3.1*               Certificate of Amendment of Restated Certificate of Incorporation of ENHERENT CORP. as
                   filed with the Secretary of State of Delaware on April 1, 2005.

3.2*               Certificate of Merger merging DYNAX SOLUTIONS, INC. into ENHERENT CORP. as filed with the Secretary of State of Delaware on April 1, 2005.

10.1               Preferred Stock Agreement dated as of October 28, 2004, by and among the Company and the
                   Preferred Stockholders named therein (Incorporated by reference to Exhibit 4.5 of the
                   Company's Form 10-Q filed November 15, 2004).

10.2*              Amended and Restated Credit Agreement among ENHERENT CORP., certain subsidiaries listed therein, Ableco Finance LLC and certain lenders party thereto.

10.3*              Intercreditor and Subordination Agreement among ENHERENT CORP., certain subsidiaries listed therein, Ableco Finance LLC and certain lenders party thereto.

10.4*              Consulting Agreement dated April 1, 2005 between Douglas A. Catalano and ENHERENT CORP.

10.5*              Employment Agreement dated April 1, 2005 between Lori Stanley and ENHERENT CORP.

10.6*              Employment Agreement dated April 1, 2005 between Roger DiPiano and ENHERENT CORP.

10.7*              Employment Agreement dated April 1, 2005 between David Green and ENHERENT CORP.

23.1               Consent of Cornick, Garber & Sandler, LLP (filed herewith)

99.1*              Press Release dated April 1, 2005.

*     Previously filed.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS
DYNAX SOLUTIONS, INC.

      We have audited the accompanying consolidated balance sheets of DYNAX SOLUTIONS, INC. AND SUBSIDIARIES as at December 31, 2004 and December 31, 2003 and the related consolidated statements of operations, changes in stockholders' equity (capital deficiency) and cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Dynax Solutions, Inc. and Subsidiaries as at December 31, 2004 and December 31, 2003, and the consolidated results of their operations and their consolidated cash flows for each of the three years in the period ended December 31, 2004, in conformity with generally accepted accounting principles in the United States.





                                             /s/ Cornick, Garber & Sandler, LLP
                                             -----------------------------------
                                             CERTIFIED PUBLIC ACCOUNTANTS

NEW YORK, NEW YORK
JUNE 13, 2005

                     DYNAX SOLUTIONS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                                   March 31,
                                                                     2005           December 31,       December 31,
                                                                  (Unaudited)          2004                2003
                                                                --------------    ---------------     --------------
                             ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                    $      151,497    $        28,647     $      875,537
   Accounts receivable                                               2,406,036          3,033,280          2,816,423
   Prepaid and refundable taxes                                          5,643              9,733             52,987
   Prepaid expenses and other current assets                           105,252            113,012              3,881
                                                                --------------    ---------------     --------------

         TOTAL CURRENT ASSETS                                        2,668,428          3,184,672          3,748,828

FURNITURE, EQUIPMENT AND IMPROVEMENTS,
   AT COST, LESS ACCUMULATED DEPRECIATION                              253,959            285,725            479,394

DEFERRED ENHERENT ACQUISITION COSTS                                    638,653            383,049

OTHER ASSETS                                                                                                 135,012
                                                                --------------    ---------------     --------------

         TOTAL                                                  $    3,561,040    $     3,853,446     $    4,363,234
                                                                ==============    ===============     ==============

                           LIABILITIES

CURRENT LIABILITIES:
   Current portion of long-term debt                            $    2,967,763    $     3,172,885     $    2,816,892
   Accounts payable and accrued expenses                             2,014,453          2,042,811          1,448,291
   Deferred revenue                                                    286,979             99,252            152,185
   Accrued compensation and benefits                                   605,883            222,639            776,045
                                                                --------------    ---------------     --------------

         TOTAL CURRENT LIABILITIES                                   5,875,078          5,537,587          5,193,413
                                                                --------------    ---------------     --------------

LONG-TERM LIABILITIES:
   Long-term debt, net of current portion above                      2,167,658          2,203,715          2,614,207
   Noncurrent rent payable                                              36,978             43,215             60,609
                                                                --------------    ---------------     --------------

         TOTAL LONG-TERM LIABILITIES                                 2,204,636          2,246,930          2,674,816
                                                                --------------    ---------------     --------------

         TOTAL LIABILITIES                                           8,079,714          7,784,517          7,868,229
                                                                --------------    ---------------     --------------

COMMITMENTS

                       CAPITAL DEFICIENCY

COMMON STOCK ($.001 par value, 20,000,000 shares authorized,
   5,908,259 issued in 2005 and 2004 and 5,516,276 issued in
    2003)                                                                5,908              5,908              5,516
ADDITIONAL PAID-IN CAPITAL                                          23,348,657         23,348,657         23,120,112
ACCUMULATED DEFICIT                                                (27,873,239)       (27,285,636)       (26,609,560)
                                                                --------------    ---------------     --------------

         TOTAL                                                      (4,518,674)        (3,931,071)        (3,483,932)

LESS COST OF 108,017 SHARES OF COMMON STOCK HELD IN TREASURY                                                 (21,063)
                                                                --------------    ---------------     --------------

         TOTAL CAPITAL DEFICIENCY                                   (4,518,674)       (3,931,071)         (3,504,995)
                                                                --------------    ---------------     --------------

         TOTAL                                                  $    3,561,040    $     3,853,446     $    4,363,234
                                                                ==============    ===============     ==============

            The notes to financial statements are made a part hereof.

                     DYNAX SOLUTIONS, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                              (CAPITAL DEFICIENCY)

       FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004 (AUDITED) AND
              FOR THE THREE MONTHS ENDED MARCH 31, 2005 (UNAUDITED)

                                   Series D Preferred Stock          Common Stock
                                   ------------------------       ------------------
                                     Number                        Number                Additional
                                       of                            of                    Paid-in
                                     Shares        Amount          Shares     Amount       Capital
                                    --------     ----------       ---------   ------     ----------
BALANCE - JANUARY 1, 2002          1,015,594    $10,742,270       1,828,759   $ 1,829    $9,843,029

ACCRETION OF PREFERRED STOCK

STOCK DIVIDENDS ON SERIES D
   PREFERRED STOCK                    51,441        617,292                                (617,292)

STOCK RECEIVED FROM FORMER
   EXECUTIVE OFFICER

CASH IN LIEU OF FRACTIONAL SHARES
   ON PREFERRED STOCK DIVIDEND

NET LOSS FOR THE YEAR ENDED
   DECEMBER 31, 2002
                                   ---------    -----------       ---------   -------    ----------
BALANCE - DECEMBER 31, 2002
   (CARRIED FORWARD)               1,067,035     11,359,562       1,828,759     1,829     9,225,737

                                                       Common Stock
                                                     Held in Treasury
                                                   -------------------
                                                   Number                         Total
                                    Accumulated      of                    Stockholders' Equity
                                      Deficit      Shares       Amount     (Capital Deficiency)
                                   -------------   --------   --------     --------------------
BALANCE - JANUARY 1, 2002           $(19,908,741)                          $            678,387

ACCRETION OF PREFERRED STOCK            (107,783)                                      (107,783)

STOCK DIVIDENDS ON SERIES D
   PREFERRED STOCK

STOCK RECEIVED FROM FORMER
   EXECUTIVE OFFICER                                108,017   $(21,063)                 (21,063)

CASH IN LIEU OF FRACTIONAL SHARES           (348)                                          (348)
   ON PREFERRED STOCK DIVIDEND

NET LOSS FOR THE YEAR ENDED
   DECEMBER 31, 2002                  (6,061,760)                                    (6,061,760)
                                    ------------   --------   --------     --------------------
BALANCE - DECEMBER 31, 2002
   (CARRIED FORWARD)                 (26,078,632)   108,017    (21,063)              (5,512,567)

(Continued)

                     DYNAX SOLUTIONS, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                              (CAPITAL DEFICIENCY)

       FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004 (AUDITED) AND
              FOR THE THREE MONTHS ENDED MARCH 31, 2005 (UNAUDITED)


                                   Series D Preferred Stock            Common Stock
                                   -------------------------       ---------------------
                                      Number                         Number                Additional
                                        of                             of                    Paid-in
                                     Shares        Amount            Shares      Amount      Capital
                                   -----------  ------------       ----------   --------   -----------
BALANCE - DECEMBER 31, 2002
   (BROUGHT FORWARD)                 1,067,035  $ 11,359,562        1,828,759    $ 1,829   $ 9,225,737

STOCK DIVIDENDS ON SERIES
   D PREFERRED STOCK                    53,352       640,221                                  (640,221)

CASH IN LIEU OF FRACTIONAL SHARES
   ON PREFERRED STOCK DIVIDEND

STOCK AND STOCK OPTIONS ISSUED
   IN LIEU OF COMPENSATION/
   SEVERANCE                                                          134,211        134        63,366

COMMON STOCK ISSUED IN EX-
   CHANGE OF SERIES D PREFERRED
   STOCK                            (1,120,387)  (11,999,783)       3,200,389      3,200    11,996,583

COMMON STOCK ISSUED IN EXCHANGE
   OF SERIES A AND C MANDATORY
   REDEEMABLE PREFERRED STOCK                                         352,917        353     2,474,647

NET LOSS FOR THE YEAR ENDED
   DECEMBER 31, 2003
                                   -----------  ------------       ----------    -------   -----------

BALANCE - DECEMBER 31, 2003                 --            --        5,516,276      5,516    23,120,112

TREASURY STOCK RETIRED                                               (108,017)      (108)      (20,955)

COMMON STOCK ISSUED RELATING TO
   AMENDED CEO AGREEMENT                                              500,000        500       249,500

NET LOSS FOR THE YEAR ENDED
   DECEMBER 31, 2004
                                   -----------  ------------       ----------    -------   -----------

BALANCE - DECEMBER 31, 2004                 --            --        5,908,259      5,908    23,348,657

NET LOSS FOR THE THREE MONTHS
   ENDED  MARCH 31, 2005
                                   -----------  ------------       ----------    -------   -----------

BALANCE - MARCH 31, 2005                    --  $         --        5,908,259    $ 5,908   $23,348,657
                                   ===========  ============       ==========    =======   ===========

                                                    Common Stock
                                                  Held in Treasury
                                                 -------------------
                                                     Number                     Total
                                   Accumulated         of                Stockholders' Equity
                                      Deficit        Shares    Amount    (Capital Deficiency)
                                   ------------     --------  ---------  --------------------
BALANCE - DECEMBER 31, 2002
   (BROUGHT FORWARD)               $(26,078,632)     108,017  $ (21,063) $         (5,512,567)

STOCK DIVIDENDS ON SERIES
   D PREFERRED STOCK

CASH IN LIEU OF FRACTIONAL SHARES
   ON PREFERRED STOCK DIVIDEND           (1,043)                                       (1,043)

STOCK AND STOCK OPTIONS ISSUED
   IN LIEU OF COMPENSATION/
   SEVERANCE                                                                           63,500

COMMON STOCK ISSUED IN EX-
   CHANGE OF SERIES D PREFERRED
   STOCK

COMMON STOCK ISSUED IN EXCHANGE
   OF SERIES A AND C MANDATORY
   REDEEMABLE PREFERRED STOCK                                                       2,475,000

NET LOSS FOR THE YEAR ENDED
   DECEMBER 31, 2003                   (529,885)                                     (529,885)
                                   ------------     --------  ---------  --------------------

BALANCE - DECEMBER 31, 2003         (26,609,560)     108,017    (21,063)           (3,504,995)

TREASURY STOCK RETIRED                              (108,017)    21,063

COMMON STOCK ISSUED RELATING TO
   AMENDED CEO AGREEMENT                                                              250,000

NET LOSS FOR THE YEAR ENDED
   DECEMBER 31, 2004                   (676,076)                                     (676,076)
                                   ------------     --------  ---------  --------------------

BALANCE - DECEMBER 31, 2004         (27,285,636)          --         --            (3,931,071)

NET LOSS FOR THE THREE MONTHS
   ENDED  MARCH 31, 2005               (587,603)                                     (587,603)
                                   ------------     --------  ---------  --------------------

BALANCE - MARCH 31, 2005           $(27,873,239)          --  $      --  $         (4,518,674)
                                   ============     ========  =========  ====================

            The notes to financial statements are made a part hereof.

                     DYNAX SOLUTIONS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                 Three Months Ended                       Year Ended
                                                      March 31,                           December 31,
                                             ---------------------------     --------------------------------------
                                                2005             2004           2004          2003         2002
                                             ----------       ----------     -----------   -----------  -----------
                                                    (Unaudited)
REVENUES:
   Service revenue                           $3,087,362       $3,406,204     $14,376,625   $16,363,720  $ 22,342,757
   Equipment and software revenue               688,323        1,843,472       4,024,282     2,703,802     3,167,436
                                             ----------       ----------     -----------   -----------  ------------

         TOTAL REVENUES                       3,775,685        5,249,676      18,400,907    19,067,522    25,510,193
                                             ----------       ----------     -----------   -----------  ------------

COST OF REVENUES:
   Cost of services                           2,376,874        2,658,959      10,819,807    12,167,544    16,426,699
   Cost of equipment and software revenue       510,409        1,566,148       3,330,868     2,012,549     2,744,728
                                             ----------       ----------     -----------   -----------  ------------
         COST OF REVENUES                     2,887,283        4,225,107      14,150,675    14,180,093    19,171,427
                                             ----------       ----------     -----------   -----------  ------------

GROSS PROFIT                                    888,402        1,024,569       4,250,232     4,887,429     6,338,766
                                             ----------       ----------     -----------   -----------  ------------

OPERATING EXPENSES:
   Selling, general and administrative        1,284,980        1,047,127       4,170,406     4,252,513     6,201,699
   Software impairment charge                                                                              1,681,874
   Restructuring charges                                                                       366,495       502,772
   Depreciation and amortization expense         65,330           65,180         264,778       392,816       473,830
                                             ----------       ----------     -----------   -----------  ------------

         TOTAL OPERATING EXPENSES             1,350,310        1,112,307       4,435,184     5,011,824     8,860,175
                                             ----------       ----------     -----------   -----------  ------------

LOSS BEFORE OTHER INCOME AND EXPENSES,
   INCOME TAXES, AND CUMULATIVE EFFECT OF
   CHANGE IN ACCOUNTING PRINCIPLE              (461,908)         (87,738)       (184,952)     (124,395)   (2,521,409)

OTHER INCOME AND (EXPENSES):
   Other income                                                                                              245,705
   Interest expense                            (118,045)        (122,112)       (465,202)     (507,071)     (724,113)
   Forgiveness of debt                                                                         426,965
   Recapitalization costs                                                                     (307,514)
                                             ----------       ----------     -----------   -----------  ------------
LOSS BEFORE INCOME TAXES AND
   CUMULATIVE EFFECT OF CHANGE IN
   ACCOUNTING PRINCIPLE                        (579,953)        (209,850)       (650,154)     (512,015)   (2,999,817)

INCOME TAX EXPENSE                               (7,650)                         (25,922)      (17,870)      (35,153)
                                             ----------       ----------     -----------   -----------  ------------
LOSS BEFORE CUMULATIVE EFFECT OF CHANGE
   IN ACCOUNTING PRINCIPLE                     (587,603)        (209,850)       (676,076)     (529,885)   (3,034,970)

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
   FOR GOODWILL                                                                                           (3,026,790)
                                             ----------       ----------     -----------   -----------  ------------

NET LOSS                                     $ (587,603)      $ (209,850)    $  (676,076)  $  (529,885) $ (6,061,760)
                                             ==========       ==========     ===========   ===========  ============

           The notes to financial statements are made a part hereof.

                     DYNAX SOLUTIONS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                             Three Months Ended                    Year Ended
                                                                March 31,                         December 31,
                                                        ---------------------------   -------------------------------------
                                                             2005           2004          2004        2003          2002
                                                        -------------    ----------   -----------  -----------   ----------
                                                                 (Unaudited)
NET INCREASE (DECREASE) IN CASH
   AND CASH EQUIVALENTS
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                             $    (587,603)   $ (209,850)  $  (676,076) $  (529,885)  $(6,061,760)
   Adjustments to reconcile net loss to net
   cash used in operating activities:
     Bad debt expense                                                                     (50,000)                   247,573
     Depreciation and amortization                             65,330        65,180       264,778      392,816       473,830
     Goodwill and software impairment charges                                                                      4,708,664
     Deferred rent                                             (6,237)       (3,098)      (17,394)     (11,754)      (18,475)
     Deferred revenue                                         187,727        51,530       (52,933)       1,414       150,771
     Forgiveness of debt                                                                              (426,965)
     Common stock issued to chief executive officer                                       250,000
     Common stock and stock options issued
       in lieu of compensation/severance costs                                                          63,500
     Deferred compensation                                                                                            76,282
     Other income not providing cash                                                                                 (21,063)
     Changes in assets and liabilities:
       Accounts receivable                                    627,243       350,546      (166,857)   1,557,423     1,210,031
       Prepaid expenses and other current assets                7,760         7,374      (109,131)      47,451       741,210
       Prepaid and refundable taxes                             4,090                      43,254       46,361       755,840
       Other assets                                                                       135,012      (57,238)       43,759
       Accounts payable, accrued expense and
         accrued compensation and benefits                    201,557       (47,842)     (175,871)     403,290    (1,386,084)
                                                        -------------    ----------   -----------  -----------   -----------
               NET CASH PROVIDED BY (USED FOR)
                  OPERATING ACTIVITIES                        499,867       213,840      (555,218)   1,486,413       920,578
                                                        -------------    ----------   -----------  -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of furniture, fixtures, equipment
    and improvements                                          (33,564)      (33,890)      (35,695)    (149,943)      (50,750)
   Deferred enherent acquisition costs                       (102,274)                   (166,064)
   Repayments of officers' loans                                                                                       1,379
                                                        -------------    ----------   -----------  -----------   -----------
               NET CASH USED FOR INVESTING
                  ACTIVITIES                                 (135,838)      (33,890)     (201,759)    (149,943)      (49,371)
                                                        -------------    ----------   -----------  -----------   -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Cash in lieu of fractional shares on preferred
     stock dividends                                                                                    (1,043)         (348)
   Repayment of acquisition loans                                           (22,500)      (37,492)    (277,293)     (177,861)
   Repayment of compensation note payable                     (26,238)                    (86,880)
   Net proceeds (repayments) under revolving loan            (129,226)     (133,379)      359,796     (669,969)     (848,017)
   Principal repayments on term loan                          (75,000)      (75,000)     (300,000)    (325,000)   (3,887,824)
   Principal payments on capital lease obligations            (10,715)      (15,359)      (25,336)    (135,836)     (248,290)
   Decrease in restricted cash                                                                                     3,048,821
   Loan proceeds from related party                                                                                  100,000
   Repayment of related party loans                                                                   (128,293)      (48,000)
                                                        -------------    ----------   -----------  -----------   -----------
               NET CASH USED FOR FINANCING
                  ACTIVITIES                                 (241,179)     (246,238)      (89,912)  (1,537,434)   (2,061,519)
                                                        -------------    ----------   -----------  -----------   -----------
NET INCREASE (DECREASE) IN CASH AND
   CASH EQUIVALANTS                                           122,850       (66,288)     (846,889)    (200,964)   (1,190,312)

CASH AND CASH EQUIVALENTS - BEGINNING                          28,647       875,536       875,536    1,076,501     2,266,813
                                                        -------------    ----------   -----------  -----------   -----------

CASH AND CASH EQUIVALENTS - ENDING                      $     151,497    $  809,248   $    28,647  $   875,537   $ 1,076,501
                                                        =============    ==========   ===========  ===========   ===========
SUPPLEMENTAL DISCLOSURE OF CASH
 FLOW INFORMATION:
   Cash paid (received) during the
    period for:
    Interest                                            $     111,731    $   89,625   $   412,015  $   576,253   $   712,502
                                                        =============    ==========   ===========  ===========   ===========

    Income taxes                                        $       3,560                 $   (17,332) $    22,894   $    64,962
                                                        =============                 ===========  ===========   ===========
   Noncash investing and financing transactions:
    Equipment acquired under capital lease                                            $    35,414                $    90,308
                                                                                      ===========                ===========
    Accrued deferred acquisition costs                  $     118,330                 $   216,985
                                                        =============                 ===========

           The notes to financial statements are made a part hereof.

                     DYNAX SOLUTIONS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (INFORMATION SUBSEQUENT TO DECEMBER 31, 2004 AND
             FOR THE THREE MONTHS ENDED MARCH 31, 2004 IS UNAUDITED)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         DESCRIPTION OF BUSINESS

         Dynax Solutions Inc. is a strategic solutions and professional services company. The services the Company offers are integration services, network security and application services. The Company offers solutions for Home Healthcare, Sales Force Automation and Apparel Distribution. The Company also utilizes its own software such as "Commercial Paper" and "Accounting Software" in developing business solutions for financial institutions.

         PRINCIPLES OF CONSOLIDATION

         The consolidated financial statements include the accounts of the Company and its subsidiaries, which are wholly owned. All material intercompany balances and transactions have been eliminated.

         On April 1, 2005, the Company was merged into enherent Corp. (enherent) in a transaction, which for financial accounting purposes is being accounted for as a purchase of enherent by the Company (see Note B). The attached financial statements do not include the operations or amounts of enherent.

         CASH AND CASH EQUIVALENTS

         The Company classifies all highly liquid investments with original maturities of three months or less as cash equivalents.

         DEPRECIATION OF FURNITURE, EQUIPMENT AND IMPROVEMENTS

         Depreciation of furniture, equipment and improvements is computed on the straight-line method for financial accounting purposes. For income tax purposes, depreciation is computed by accelerated methods.

         REVENUE RECOGNITION

         The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when it has persuasive evidence of an arrangement, the product has been shipped or the services have been provided to the customer, the sales price is fixed or determinable and collectibility is reasonably assured. The Company reduces revenue for estimated customer returns and other allowances. In addition to the aforementioned general policy, the following are the specific revenue recognition policies for each major category of revenue.

(Continued)

                     DYNAX SOLUTIONS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (INFORMATION SUBSEQUENT TO DECEMBER 31, 2004 AND
             FOR THE THREE MONTHS ENDED MARCH 31, 2004 IS UNAUDITED)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         SERVICES

         The terms of service contracts generally are for periods of less than one year. Revenue from time and material service contracts is recognized as the services are provided. Revenue from services requiring the delivery of unique products and/or services is recognized using the percentage-of-completion (POC) method of accounting. In using the POC method, the Company records revenue by reference to the costs incurred to date and the estimated costs remaining to fulfill the contracts. Provisions for losses are recognized during the period in which the loss first becomes apparent. Revenue from maintenance is recognized over the contractual period or as the services are performed.

         In some of the Company's services contracts, the Company bills the customer prior to performing the service. This situation gives rise to deferred income. In other services contracts, the Company performs services prior to billing the customer. This situation gives rise to unbilled accounts receivable, which are included in accounts receivable in the consolidated balance sheet. In these circumstances, billing usually occurs shortly after the Company performs the services but can range up to three months later. Unbilled receivables are expected to be both billed and collected within six months.

         HARDWARE

         Revenue from the sale of hardware sales is recognized when the product is shipped to the customer and there are no unfulfilled company obligations that affect the customer's final acceptance of the arrangement.

         SOFTWARE

         Revenue from the sale of one-time charge licensed software is recognized at the inception of the license term. Revenue from maintenance, unspecified upgrades and technical support is recognized over the period such items are delivered.

(Continued)

                     DYNAX SOLUTIONS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (INFORMATION SUBSEQUENT TO DECEMBER 31, 2004 AND
             FOR THE THREE MONTHS ENDED MARCH 31, 2004 IS UNAUDITED)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         FAIR VALUE OF FINANCIAL INSTRUMENTS

         The carrying values of cash, cash equivalents and accounts receivable and accounts payable and accrued expenses approximate fair value due to the short-term maturities of the instruments between the Company and an outside lender. The carrying values of the revolving credit facility, long-term notes, loans payable and capital leases approximate fair value as it is believed that the interest rates are approximately the same as those that would be available to the Company in similar borrowing arrangements.

         INCOME TAXES

         The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 ("SFAS No. 109"), "Accounting for Income Taxes." Under this method, deferred taxes (when required) are provided based on the difference between the financial reporting and income tax bases of assets and liabilities and net operating losses at the statutory rates enacted for future periods. The Company has a policy of establishing a valuation allowance when it is more likely than not that the Company will not realize the benefits of its deferred tax assets in the future.

         PREFERRED STOCK ACCOUNTING

         Series A and C preferred shares that were issued as purchase consideration to the sellers in business acquisition transactions were recorded at their fair values on their respective dates of issuance. The fair values were determined based upon independent valuation analyses performed by an outside appraiser at date of issuance.

(Continued)

                     DYNAX SOLUTIONS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (INFORMATION SUBSEQUENT TO DECEMBER 31, 2004 AND
             FOR THE THREE MONTHS ENDED MARCH 31, 2004 IS UNAUDITED)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         PREFERRED STOCK ACCOUNTING (CONTINUED)

         Prior to recapitalization (Note C), the differences between the carrying values of the preferred stock and the mandatory redemption amounts (which represented a deemed dividend) were being accreted from the date of issuance of each of the respective series by periodically increasing the value of the preferred stock and charging accumulated deficit.

         GOODWILL AND OTHER INTANGIBLE ASSETS

         In June 2001, Statement of Financial Accounting Standards No. 142 ("SFAS 142") "Goodwill and Other Intangible Assets" was issued. Under SFAS 142, goodwill is no longer amortized after December 31, 2001. However, it must be evaluated for impairment at least annually and any losses due to impairment are recognized in earnings. SFAS 142 became effective for the Company on January 1, 2002.

         In August 2001, Statement of Financial Accounting Standards No. 144 ("SFAS 144") "Accounting for the Impairment or Disposal of Long-Lived Assets" was issued. Under SFAS 144, the Company is required to test long-lived assets other than goodwill for impairment whenever events or changes in circumstances indicate that their carrying value may not be recoverable.

         In 2002, the Company conducted independent valuations to test goodwill and other intangible asset impairments in accordance with the provisions of SFAS 142 and SFAS 144. As a result, the Company recorded goodwill impairment losses of $3,026,790 and a software impairment charge of $1,681,874 in 2002. The fair value of goodwill and software intangible assets was estimated using cash flow projections to forecast potential revenue growth and the profitability levels associated with the future prospects of the related reporting units, as defined. In accordance with the provisions of SFAS 142 the goodwill impairment charge recorded in 2002 is reflected as a change in accounting principle.

         ADVERTISING

         Advertising costs are expensed as incurred. Advertising expense, including marketing expenses for the years ended December 31, 2004, 2003, and 2002 were approximately $38,000 $62,000 and $90,000, respectively, and for the three month periods ended March 31, 2005 and 2004 were approximately $6,000 and $ 5,000, respectively.

(Continued)

                     DYNAX SOLUTIONS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (INFORMATION SUBSEQUENT TO DECEMBER 31, 2004 AND
             FOR THE THREE MONTHS ENDED MARCH 31, 2004 IS UNAUDITED)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that are reported in the consolidated financial statements and accompanying disclosures. Although these estimates are based on management's best knowledge of current events and actions that the Company may undertake in the future, actual results may be different from the estimates.

NOTE B - MERGER WITH ENHERENT CORP.

         On October 12, 2004, the Company entered into a definitive Agreement and Plan of Merger with enherent Corp. (enherent) to combine in a stock-for-stock exchange with enherent as the legal surviving entity. The merger was completed on April 1, 2005. In connection with the merger, shares of enherent were issued in exchange for shares of the Company on a ratio of 3.8539 shares of enherent for each share of the Company. Enherent stock options were also exchanged for outstanding stock options of the Company (See Note H) at the same exchange ratio. Following the merger, the former stockholders of the Company own approximately 50% of the common stock of enherent Corp. on a fully diluted basis.

         The merger will be accounted for using the purchase method of accounting for financial reporting purposes. In a merger-of-equals transaction, the purchase method requires the identification of the acquiring entity based on the criteria of Statement of Financial Accounting Standards No. 141 ("FAS 141"), "Accounting for Business Combinations". Based on an analysis of minority interests in the surviving corporation and the composition of the board of directors and senior management of the surviving corporation, for accounting purposes the Company has been identified as the acquiring entity, and enherent as the acquired entity. Under purchase accounting, the assets and liabilities of an acquired company (enherent) as of the effective time of the acquisition are recorded at their respective fair values and added to those of the acquiring company. Financial statements issued after the consummation of an acquisition accounted for as a purchase would reflect such values and not be restated retroactively to reflect the historical financial position or results of operations of the acquired company. The historical financial statements of the surviving corporation will be those of the Company and comparative statements of the surviving corporation will be those of the accounting acquirer rather than enherent.

(Continued)

                     DYNAX SOLUTIONS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (INFORMATION SUBSEQUENT TO DECEMBER 31, 2004 AND
             FOR THE THREE MONTHS ENDED MARCH 31, 2004 IS UNAUDITED)

NOTE C - RECAPITALIZATION

         On November 18, 2003, the Company's stockholders approved an offer to exchange the then outstanding Series A, C and D preferred stock for 3,553,306 shares of common stock. In addition, the holder of a short-term put warrant liability of $426,965 agreed to its cancellation. The Company incurred $307,514 of legal and other professional fees in connection with the recapitalization, which costs have been charged to operations in 2003.

NOTE D - RESTRUCTURING CHARGES

         During 2002 and continuing into 2003, the Company adopted a restructuring plan to reduce operating costs and increase operating efficiency. The plan included hiring a new Chief Executive Officer and changing the Company's operating structure. Management has resolved to operate the Company efficiently within its current working capital constraints. Systematic cost reduction plans have been implemented and further reductions are being considered. Although the results of these actions cannot be predicted, management believes that these strategies are appropriate and will help the Company effectively improve its operations.

         As a result of the cost reduction plan, in 2002 the Company charged to operations approximately $120,000 for lease termination fees incurred during the third quarter of 2002. In addition, the Company entered into a separation agreement with a former executive officer in August 2002 providing, among other things, for severance and deferred compensation totaling approximately $383,000. The total cost of the severance and deferred compensation was charged to operations for the year ended December 31, 2002.

         As a result of the continuing restructuring measures in 2003, the Company entered into separation agreements with former executives of the Company, including settlement of all claims by the Company's former Chairman of the Board. In this connection, the Company charged to operations $366,495 representing the net compensation, severance and deferred compensation of these former executives for the year ended December 31, 2003 and claims for prior services.

(Continued)

                     DYNAX SOLUTIONS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (INFORMATION SUBSEQUENT TO DECEMBER 31, 2004 AND
             FOR THE THREE MONTHS ENDED MARCH 31, 2004 IS UNAUDITED)

NOTE E - FURNITURE, EQUIPMENT AND IMPROVEMENTS

         Furniture, equipment and improvements consist of the following:

                                              December 31,           Estimated
                           March 31,   ---------------------------  Useful Lives
                             2005         2004            2003         (Years)
                         ------------  -----------     -----------  ------------
Furniture, fixtures and
   equipment             $  1,973,945  $ 1,940,381     $ 1,869,272       7
Improvements                  272,818      272,818         272,818      7-10
                         ------------  -----------     -----------

Total                       2,246,763    2,213,199       2,142,090

Less accumulated
   depreciation            (1,992,804)  (1,927,474)     (1,662,696)
                         ------------  -----------     -----------

Balance*                 $    253,959  $   285,725     $   479,394
                         ============  ===========     ===========

*Balance includes net assets under capital leases of approximately $51,000 in 2005 and $16,000 in 2004.

NOTE F - NOTES PAYABLE AND CAPITAL LEASES

         Notes payable and capital leases consist of the following:

                                                                  March 31,        December 31,
                                                                    2005               2004
                                                                 ----------        ------------
Ableco Finance LLC: (*)
  Revolving Line                                                 $2,467,323        $  2,596,549
  Term Loan A                                                       150,103             225,103
  Term Loan B                                                     1,700,000           1,700,000

Business Acquisition Notes: (**)
  Due in monthly payments equal to
  (i) $5,000 or (ii) $7,500 if EBITDA is
  at least $75,000 or (iii) $10,000 if EBITDA
  is $100,000 or greater, plus interest at
  5.75% a year                                                      112,623             112,623

  Due in monthly payments equal to (i) $10,000 or (ii) $15,000 if EBITDA is at least $75,000 or (iii) $20,000 if EBITDA is
  $100,000 or greater, plus interest at 4.75% a year.               344,207             344,207

(Continued)

                     DYNAX SOLUTIONS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (INFORMATION SUBSEQUENT TO DECEMBER 31, 2004 AND
             FOR THE THREE MONTHS ENDED MARCH 31, 2004 IS UNAUDITED)

NOTE F - NOTES PAYABLE AND CAPITAL LEASES (CONTINUED)

Due to former Board Chairman in
  quarterly payments of $31,250
  through March 2008; balance
  stated net of imputed interest
  at 8.6% a year                        $  300,157      $  326,395

Capital Leases                              61,008          71,723
                                        ----------      ----------

Total notes payable and capital leases  $5,135,421      $5,376,600
                                        ==========      ==========

         Capital leases are stated net of interest at nominal amounts. Payments for notes payable and capital leases are due as follows:

Year ending March 31:
   2006                                                           $2,967,763
   2007                                                              313,294
   2008                                                              579,364
   2009                                                              425,000
   2010                                                              850,000
                                                                  ----------

      Total                                                       $5,135,421
                                                                  ==========

         *On April 1, 2005, following the consummation of the enherent merger, the Company entered into an Amended and Restated Credit Agreement with Ableco Finance LLC ("Ableco"). The Amended Credit Agreement provides the Company with a three-year extension of the revolving credit facility previously outstanding and an increase in the revolving credit facility from $4.0 million to $6.0 million. The Amended Credit Agreement also amended the terms of Term Loan A and Term Loan B previously outstanding. The loans are collateralized by all the tangible and intangible assets of the Company. Borrowings under the revolving credit facility bear interest at 3% above the greater of (a) the prime rate; or (b) 7.75% a year, payable monthly and are limited in general to 85% of eligible accounts receivable and 80% of the net amount of unbilled accounts receivable.

         Term Loan A is payable in monthly installments of $25,000 plus interest at 12.25% annually to September 30, 2005.

(Continued)

                     DYNAX SOLUTIONS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (INFORMATION SUBSEQUENT TO DECEMBER 31, 2004 AND
             FOR THE THREE MONTHS ENDED MARCH 31, 2004 IS UNAUDITED)

NOTE F - NOTES PAYABLE AND CAPITAL LEASES (CONTINUED)

         Term Loan B is payable in semi-annual installments of $212,500 commencing October 1, 2007, with such installments increasing to $425,000 on October 1, 2009, plus interest at 3% annually to April 1, 2010. The principal amount of Term Loan B will be reduced by $250,000 if the outstanding principal of the Term B loan less such $250,000 reduction has been repaid in full on or before April 1, 2006. The principal amount of the Term Loan B will be reduced by $125,000 if the outstanding principal of the Term Loan B less such $125,000 reduction has been repaid in full between April 1, 2006 and April 1, 2007.

         The loan agreement requires the Company to maintain certain financial covenants. At March 31, 2005 and December 31, 2004, the Company was in violation of one covenant which has been waived by the lender.

         The classification of Term Loan B in the attached balance sheet gives effect to the payment terms of the Amended and Restated Credit Agreement. The loans under the revolving credit agreement are classified as current liabilities on the balance sheets because such loans contain subjective acceleration clauses and lock-box requirements.

         **These notes issued in connection with prior acquisitions are subordinated to the Ableco loans. Payments of principal or interest on this indebtedness may not be made without the consent of Ableco. No payments have been made since March 31, 2004. However, for financial statement presentation purposes the balance sheet classification of these loans has been made based upon their minimum payment terms, without regard to payments in arrears.

NOTE G - PUT WARRANT

         In connection with the revolving credit line and Term Loan A (see Note
         F), the Company issued 383,859 common stock warrants to the lender in 2000 with an aggregate fair market value of $839,285 at date of issuance. Each warrant entitled the lender to purchase one share of common stock for $0.01 from June 24, 2002 to March 31, 2004 and contained an anti-dilution clause for future equity issuances.

         In connection with a waiver and consent dated June 13, 2000, the Company and the lender also entered into a Put Right Agreement (the "Put Right"). The Put Right provided the lender with the right to sell back to the Company its rights to purchase 308,859 shares pursuant to the common stock purchase warrant discussed above, for a purchase price of $2,126,965.

(Continued)

                     DYNAX SOLUTIONS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (INFORMATION SUBSEQUENT TO DECEMBER 31, 2004 AND
             FOR THE THREE MONTHS ENDED MARCH 31, 2004 IS UNAUDITED)

NOTE G - PUT WARRANT (CONTINUED)

         In March 2003, the Company entered into a special loan agreement with the lender for $1,700,000, with interest payable monthly at 3% a year (see Term Loan B in Note F). The proceeds of the loan were applied to purchase the lender's right to exercise warrants (and the related Put Right) for 246,859 shares, pursuant to the common stock purchase warrant discussed above. After this transaction, the Put Right provided the lender with the right to sell back to the Company its right to purchase the remaining 62,000 shares pursuant to the common stock purchase warrant discussed above for $426,965.

         In connection with the recapitalization in November 2003 (Note C), the $426,965 put warrant liability associated with the remaining 62,000 shares pursuant to the common stock purchase warrant discussed above was cancelled. Accordingly, the Company included the $426,965 forgiveness of debt in other income on the consolidated statement of operations for the year ended December 31, 2003.

         Warrants for the 75,000 shares not subject to the put warrant remained outstanding until March 31, 2004, when they expired.

NOTE H - STOCK OPTIONS

         The Company's 1998 Stock Option Plan (the "1998 Plan"), as amended, provides for the granting of options to purchase up to 475,400 shares of common stock to eligible employees. The options may either be incentive stock options (as defined in the Internal Revenue Code) or nonqualified options. However, options granted to nonemployee directors or advisors must be nonqualified options. At March 31, 2005, options to purchase 83,450 shares are outstanding under the 1998 Plan.

         The Company's 2000 Stock Option Plan (the "2000 Plan") as amended provides for the granting of options to purchase up to 500,000 shares of common stock to eligible employees, directors and advisors. The options may either be incentive stock options or nonqualified options under substantially the same terms and conditions as the 1998 Plan. At March 31, 2005, options to purchase 15,750 shares are outstanding under the 2000 Plan.

         Effective January 1, 2003, the Company adopted The Dynax Solutions, Inc. Stock Option Plan 2003 (the "2003 Plan") to provide for the granting of options to purchase up to 2,500,000 shares of common stock to eligible employees, directors and advisors. The options may be incentive stock options or nonqualified options. However, options granted to nonemployee directors or advisors must be non-qualified options. At March 31, 2005, options to purchase 1,341,039 shares are outstanding under the 2003 plan.

(Continued)

                     DYNAX SOLUTIONS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (INFORMATION SUBSEQUENT TO DECEMBER 31, 2004 AND
             FOR THE THREE MONTHS ENDED MARCH 31, 2004 IS UNAUDITED)

NOTE H - STOCK OPTIONS (CONTINUED)

         Options granted under the 1998 Plan vest at a rate of 25% a year and vesting schedules for options granted under the 2000 and 2003 Plans are determined at the time each option is granted. The length, option price and other terms of the options granted under both plans are determined at the time the options are granted, although the term of the options cannot exceed 10 years and incentive stock option prices may not be less than the fair market value of the stock at the date of grant.

         The Company has adopted the disclosure only provisions of Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock Based Compensation," for stock options granted to employees and directors and, therefore, continues to apply Accounting Principles Board Opinion No. 25 and related interpretations in its accounting for stock options. Accordingly, no compensation cost has been recognized for options granted under its stock option plans. If the Company had elected to recognize compensation cost for options granted under these plans based on a calculated fair value at the grant dates, consistent with the methodology prescribed by SFAS 123, the pro forma net losses would have been approximately as follows:

  Three Months Ended                               Year Ended
       March 31,                                   December 31,
------------------------             --------------------------------------
  2005           2004                  2004           2003          2002
--------       --------              --------       --------     ----------
$595,603       $417,850              $902,076       $587,000     $6,165,000
========       ========              ========       ========     ==========

         The fair value of the Company's options was estimated at the dates of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for options granted: expected volatility of 222% for the years ended 2002 and 2003 and 198% for the subsequent periods, risk-free interest rate of approximately 4% for all periods and expected lives of ten years.

(Continued)

                     DYNAX SOLUTIONS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (INFORMATION SUBSEQUENT TO DECEMBER 31, 2004 AND
             FOR THE THREE MONTHS ENDED MARCH 31, 2004 IS UNAUDITED)

NOTE H - STOCK OPTIONS (CONTINUED)

         A summary of the status of the Company's outstanding stock options as of March 31, 2005 and the changes during the three years and three months then ended are as follows:

                                                    Weighted
                                                    Average
                                    Shares       Price per Share
                                  ---------      ---------------
Outstanding - January 1, 2002       519,999      $          6.34

2002 transactions:
   Forfeited                        (42,636)                4.51
   Granted                               --
                                  ---------

Outstanding - December 31, 2002     477,363                 6.52

2003 transactions:
   Forfeited                        (71,813)                4.47
   Granted                          800,039                  .47
                                  ---------

Outstanding - December 31, 2003   1,205,589                 2.63

2004 transactions:
   Forfeited                       (315,266)                7.45
   Granted                          550,750                  .44
                                  ---------

Outstanding - December 31, 2004   1,441,073                  .74

2005 transactions:
   Forfeited                        (43,334)                1.25
   Granted                           42,500                  .50
                                  ---------

Outstanding - March 31, 2005      1,440,239                  .72
                                  =========

(Continued)

                     DYNAX SOLUTIONS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (INFORMATION SUBSEQUENT TO DECEMBER 31, 2004 AND
             FOR THE THREE MONTHS ENDED MARCH 31, 2004 IS UNAUDITED)

NOTE H - STOCK OPTIONS (CONTINUED)

         The following table summarizes information about the stock options outstanding as at March 31, 2005:

                                               Weighted
                                               Average
                                              Remaining
Exercise          Number         Number      Contractual
 Prices         Outstanding    Exercisable       Life
--------        -----------    -----------   -----------
$    .19            309,574        309,574       9.0
     .50            941,465        800,309       9.0
     .95             90,000         90,000       9.0
    3.00             64,800         64,800       4.0
    6.00             18,650         18,650       5.0
    7.00             15,750         15,750       6.0
                -----------    -----------

      Total       1,440,239      1,299,083
                ===========    ===========

         The above information is stated prior to the effect of the April 1, 2005 merger with enherent (see Note B). As of merger the date, stock options of enherent were issued in exchange for the Company's stock options at the 3.853 for 1 exchange ratio. The exercise price of the exchanged options was adjusted for the exchange ratio, with all other provisions of the options remaining unchanged.

NOTE I - CONCENTRATION OF CREDIT RISK

         The Company's financial instruments that are exposed to concentrations of credit risk primarily consist of cash and cash equivalents and trade accounts receivable. The Company deposits its cash with high quality credit institutions. At times, such balances may be in excess of the Federal Deposit Insurance Corporation limit.

         For the three months ended March 31, 2005, two customers accounted for approximately 23% of revenues. For the year ended December 31, 2004, one customer accounted for approximately 13% of revenues. No customer accounted for over 10% of revenues for the years ended December 31, 2003 and 2002.

NOTE J - RELATED PARTY TRANSACTIONS

         For the year ended December 31, 2002, the Company had sales of approximately $250,000 to a company that is a minority stockholder of the Company.

(Continued)

                     DYNAX SOLUTIONS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (INFORMATION SUBSEQUENT TO DECEMBER 31, 2004 AND
             FOR THE THREE MONTHS ENDED MARCH 31, 2004 IS UNAUDITED)

NOTE K - OTHER INCOME

         Other income for the year ended December 31, 2002 includes an $83,000 adjustment of an estimate for a preferential payment claim by a former bankrupt customer, the receipt of a World Trade Center Business Recovery Grant of approximately $87,000 and the approximately $21,000 fair value of 108,017 shares of the Company's common stock received from a former executive officer of the Company in connection with the settlement of his obligations to the Company.

NOTE L - EMPLOYEE BENEFIT PLAN

         The Company maintains a profit sharing plan under Section 401(k) of the Internal Revenue Code covering substantially all full-time employees who have completed one year of qualified service and meet certain age requirements. The plan provides for optional profit sharing contributions by the Company as determined by management. No optional profit sharing contributions were authorized for 2005, 2004, 2003 and 2002.

NOTE M - INCOME TAXES

         As of March 31, 2005, the Company has federal net operating loss carryforwards of approximately $5,920,000 and state net operating loss carryforwards of approximately $9,260,000 that will be available to offset future taxable income, if any, through December 2024. A 100% valuation allowance has been established as a reserve against the deferred tax assets arising from the net operating losses and other net temporary differences since it cannot, at this time, be considered more likely than not that their benefit will be realized in the future.

         The significant components of the deferred tax assets (liabilities) are summarized below:

Net operating loss carryforwards                              $  2,400,000
Deferred rent                                                       18,000
Allowance for bad debts                                             14,000
Deferred compensation                                              138,000
Amortization                                                     1,164,000
Depreciation                                                        30,000
                                                              ------------

        Total                                                    3,764,000

Less valuation allowance                                        (3,764,000)
                                                              ------------

Balance                                                       $         --
                                                              ============

(Continued)

                     DYNAX SOLUTIONS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (INFORMATION SUBSEQUENT TO DECEMBER 31, 2004 AND
             FOR THE THREE MONTHS ENDED MARCH 31, 2004 IS UNAUDITED)

NOTE M - INCOME TAXES (CONTINUED)

         As a result of the merger with enherent (Note B), the amount of net operating loss carryforward available to be utilized in reduction of future taxable income may be reduced to approximately $300,000 annually as a result of the change in control provisions of Section 382 of the Internal Revenue Code.

NOTE N - COMMITMENTS AND CONTINGENCIES

         LEASES

         The Company leases office space and operating facilities under noncancelable operating leases, expiring at various dates through May 2007. The leases contain real estate tax and operating escalations. The Company leases other offices on a month-to-month basis.

         Rent expense is included in general and administrative expenses in the consolidated financial statement of operations. The rentals under these leases are recorded for financial accounting purposes on a straight-line basis. Accrued future rentals give effect to both future scheduled increases and certain concessions at lease inception. This liability will be reduced in future years to the extent that the minimal rentals payable in those years exceeds the average net expense recorded on the straight-line basis.

         The Company also leases office equipment under noncancelable operating leases, expiring at various times through 2007.

         Future minimum lease payments under operating leases are as follows:

Year ending March 31:
   2006                                       $299,193
   2007                                        249,866
   2008                                          8,403
                                              --------

Total minimum lease payments                  $557,462
                                              ========

         Rent expense for the years ended December 31, 2004, 2003 and 2002 was approximately $370,000, $380,000 and $449,000, respectively. Rent expense for the three months ended March 31, 2005 and 2004 was approximately $97,000 and $90,000, respectively.

(Continued)

                     DYNAX SOLUTIONS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (INFORMATION SUBSEQUENT TO DECEMBER 31, 2004 AND
             FOR THE THREE MONTHS ENDED MARCH 31, 2004 IS UNAUDITED)

NOTE O - EMPLOYMENT AGREEMENTS-

         As of March 31, 2005, the Company had employment agreements with two of its executive officers which provide for aggregate annual compensation of approximately $460,000 plus incentive bonuses as defined in the agreements. These agreements, which were scheduled to expire in December 2005 and in June 2005, were amended subsequent to the enherent merger (Note B).

         Under the previous terms of the employment arrangement with the Company's chief executive officer, the chief executive officer would be entitled to receive a cash payment of $1,500,000 in connection with the enherent merger. However, the chief executive officer has agreed to forego the full cash payment and instead receive a cash payment of $250,000 payable after consummation of the merger. The $250,000 has been accrued at March 31, 2005.

         In consideration of an earlier amendment of the existing employment agreement, including reduction in the cash payment on the change of control and a waiver of a portion of the annual bonuses to which the chief executive officer was entitled to, on December 15, 2004, the Company issued the chief executive officer 500,000 shares of common stock valued at $250,000. The Company charged $250,000 to operations relating to stock issuance during the year ended December 31, 2004.

            UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEETS
                              AS OF MARCH 31, 2005
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                 HISTORICAL
                                                   -------------------------------------
                                                   CONSOLIDATED             CONSOLIDATED
                                                     DYNAX AND              ENHERENT AND   PRO FORMA        PRO FORMA
                                                   SUBSIDIARIES             SUBSIDIARIES  ADJUSTMENTS       COMBINED
                                                   ------------             ------------  -----------       ---------
                         ASSETS

Current assets:
        Cash and cash equivalents                  $        151             $        892  $         -       $   1,043
        Accounts receivable                               2,406                    2,590            -           4,996
        Prepaid expenses and other current
        assets                                              111                      169            -             280
                                                   ------------             ------------  -----------       ---------
Total current assets                                      2,668                    3,651            -           6,319

Fixed assets, net                                           254                       14            -             268
Other assets, net                                             -                       50            -              50

Deferred enherent acquisition costs                         639                        -         (639)(1)           -
Goodwill and intangible assets                                -                        -        4,842 (2)       4,842
                                                   ------------             ------------  -----------       ---------

Total                                              $      3,561             $      3,715  $     4,203       $  11,479
                                                   ============             ============  ===========       =========

        LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities
        Current portion of long-term debt          $      2,968             $         50  $         -       $   3,018
        Accounts payable and accrued expenses             2,014                    1,390            -           3,404
        Deferred revenue                                    287                        -            -             287
        Accrued compensation and benefits                   606                      897            -           1,503
                                                   ------------             ------------  -----------       ---------
Total current liabilities                                 5,875                    2,337            -           8,212

Long term debt, net of current portion above              2,167                      100        1,600 (5)       3,867
Non current rent payable                                     37                        -            -              37
                                                   ------------             ------------  -----------       ---------
Total liabilities                                         8,079                    2,437        1,600          12,116
                                                   ------------             ------------  -----------       ---------

Commitments and contingencies
Series A Preferred Stock                                      -                    4,214       (4,214)(4)           -
                                                   ------------             ------------  -----------       ---------
Common Stockholders' Deficiency

        Common Stock, par value $.001 (issued
        18,448,854 enherent shares historical,
        49,612,344 shares pro forma)                          6                       20           24 (3)          50
        Additional paid in capital                       23,349                   94,502      (90,665)(6)      27,186

        Treasury Stock (1,849,123 shares
        historical)                                           -                     (366)         366 (7)           -

        Accumulated deficit                             (27,873)                 (97,092)      97,092 (8)     (27,873)
                                                   ------------             ------------  -----------       ---------
Total common stockholders' deficiency                    (4,518)                  (2,936)       6,817            (637)
                                                   ------------             ------------  -----------       ---------

Total                                              $      3,561             $      3,715  $     4,203       $  11,479
                                                   ============             ============  ===========       =========

        UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2004
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                    HISTORICAL
                                                          -------------------------------
                                                          CONSOLIDATED       CONSOLIDATED
                                                            DYNAX AND        ENHERENT AND         PRO FORMA        PRO FORMA
                                                          SUBSIDIARIES       SUBSIDIARIES        ADJUSTMENTS       COMBINED
                                                          ------------       ------------        -----------       ---------
Revenues                                                  $     18,400       $     12,963        $         -       $  31,363
Cost of revenues                                                14,150              9,572                  -          23,722
                                                          ------------       ------------        -----------       ---------
Gross profit                                                     4,250              3,391                  -           7,641
                                                          ------------       ------------        -----------       ---------

Operating expenses
     Selling, general and administrative expenses                4,435              4,310               (600)(9)       8,145
                                                          ------------       ------------        -----------       ---------
Total operating expenses                                         4,435              4,310               (600)          8,145
                                                          ------------       ------------        -----------       ---------

Loss from operations                                             (185)               (919)               600            (504)

Other income (expenses)
     Miscellaneous (expense) income                                 -                 (12)                 -             (12)
     Additional cash compensation to Dynax chief
         executive officer                                          -                   -               (250)(11)       (250)
     Merger expenses                                                                                  (1,205) (9)     (1,205)
     Interest expense                                             (465)                (5)               (85)(10)       (555)
     Interest income                                                                    3                  -               3
     Income tax                                                    (26)                 -                  - (14)        (26)
                                                          ------------       ------------        -----------       ---------
Net loss                                                          (676)              (933)              (940)         (2,549)

Preferred stock redemption benefit to common
     stockholders, net of accretion                                  -              1,614             (1,614)(12)          -
                                                          ------------       ------------        -----------       ---------

Net income (loss) available to common stockholders        $       (676)      $        681        $    (2,554)      $  (2,549)
                                                          ============       ============        ===========       =========
Basic net income (loss) per share applicable to common
     stockholders                                                            $       0.04        $     (0.08)(13)  $   (0.05)
                                                                             ============        ===========       =========

Number of shares used in computing basic net income
     (loss) per share                                                              17,884             31,163          49,047
                                                                             ============        ===========       =========

Diluted income (loss) per share                                              $       0.04        $     (0.08)      $   (0.05)
                                                                             ============        ===========       =========

Number of shares used in computing diluted income
     (loss) per share                                                              17,884             31,163          49,047
                                                                             ============        ===========       =========

        UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2005
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                        HISTORICAL
                                                              -------------------------------
                                                              CONSOLIDATED       CONSOLIDATED
                                                                DYNAX AND        ENHERENT AND        PRO FORMA      PRO FORMA
                                                              SUBSIDIARIES       SUBSIDIARIES       ADJUSTMENTS      COMBINED
                                                              ------------       ------------       -----------      ---------
Revenues                                                      $      3,775       $      3,729       $         -      $   7,504
Cost of revenues                                                     2,887              2,768                 -          5,655
                                                              ------------       ------------       -----------      ---------
Gross profit                                                           888                961                 -          1,849
                                                              ------------       ------------       -----------      ---------
Operating expenses
     Selling, general and administrative expenses                    1,100              1,630              (605)(9)      2,125
                                                              ------------       ------------       -----------      ---------
Total operating expenses                                             1,100              1,630              (605)         2,125
                                                              ------------       ------------       -----------      ---------
Loss from operations                                                  (212)              (669)              605           (276)

Other income (expenses)
     Miscellaneous (expense) income                                      -                  -                 -              -
     Additional compensation to Dynax chief
         executive officer                                            (250)                 -                 - (11)      (250)
     Merger expenses                                                     -                  -              (605) (9)      (605)
     Interest expense                                                 (118)                (1)              (22)(10)      (141)
     Interest income                                                     -                  -                 -              -
     Income tax                                                         (8)                 -                 - (14)        (8)
                                                              ------------       ------------       -----------      ---------
Net loss                                                              (588)              (670)              (22)        (1,280)

Preferred stock redemption benefit to common
     stockholders, net of accretion                                      -               (105)              105(12)          -
                                                              ------------       ------------       -----------      ---------
Net income (loss) available to common stockholders            $       (588)      $       (775)      $        83      $  (1,280)
                                                              ============       ============       ===========      =========

Basic net income (loss) per share applicable to
     common stockholders                                                         $      (0.04)      $      0.00(13)  $   (0.03)
                                                                                 ============       ===========      =========

Number of shares used in computing basic net income
     (loss) per share                                                                  18,449            31,163         49,612
                                                                                 ============       ===========      =========

Diluted loss per share                                                           $      (0.04)      $      0.00      $   (0.03)
                                                                                 ============       ===========      =========

Number of shares used in computing diluted income
     (loss) per share                                                                  18,449            31,163         49,612
                                                                                 ============       ===========      =========

                 NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENT

General:

      A. The merger is to be accounted for using the purchase method. In a merger of near equals the purchase method of accounting requires the identification of the acquiring entity. For financial accounting purposes, Dynax Solutions, Inc. ("Dynax") is considered as the accounting acquirer of enherent Corp. ("enherent") primarily as a result of the following factors:

                  i. At the date of merger, the surviving corporation's ownership consists of both Dynax and enherent stockholders owning approximately 50% on a fully diluted basis;

                  ii. Subsequent to the merger, the majority of the surviving corporation's board of directors is comprised of directors nominated by the Dynax stockholders; and

                  iii. Subsequent to the merger, the senior executives of the surviving corporation are comprised of the former officers of Dynax.

      B. The pro forma condensed balance sheet has been prepared assuming the merger was consummated on March 31, 2005. The pro forma condensed statements of operations have been prepared assuming the transaction was consummated at the beginning of the periods indicated.

      C. The following pro forma adjustments have been applied to give effect to the merger as follows:

Balance Sheet:

         1. PURCHASE PRICE: Gives effect to the issuance of 22,663,490 shares of enherent Corp. common stock in exchange for 100% of the equity of Dynax. Since enherent is deemed to be the acquired entity for accounting purposes, its purchase price is recorded at the value of its common shares and stock options.

            After consideration of the historical market price of enherent's common stock on or about the date of the merger announcement, the purchase price of enherent is estimated at $4.520 million. The purchase price represents the sum of (i) the $3.769 million fair value (or $.14 per common share) of the 26,918,854 shares of enherent common stock, $.001 par value, to be retained by the former common stockholders of enherent, (ii) the estimated fair value of $112,000 for 1,335,561 outstanding enherent stock options and (iii) Dynax merger costs of approximately $639,000.

         2. ALLOCATION OF COST OF THE ACQUIRED ENTITY: The $4.842 million excess of the fair value of enherent's common shares over the carrying amount of enherent's net assets has been allocated to goodwill. No allocation to other intangible assets has been included in the pro forma unaudited condensed consolidated balance sheet as such amount is currently believed to be immaterial. The final allocation of the purchase price is subject to adjustment upon a detailed review of the net assets acquired and their fair values.

            The following is a summary of the goodwill computation:

Purchase price and closing costs                                                  $4,520,000

Value of tangible assets acquired:
  enherent common stockholders' capital
  deficiency at March 31, 2005                                $2,936,000
  Less conversion of enherent preferred stock
    to common shares (see Note 3)                             (2,614,000)            322,000
                                                              ----------          ----------

Goodwill                                                                          $4,842,000
                                                                                  ==========

      3. COMMON STOCK: The pro forma condensed consolidated financial statements reflect the issuance of 22,663,490 shares of enherent common stock, $.001 par value, to the common shareholders of Dynax, at an exchange ratio of $3.8359 shares of enherent for each outstanding share of Dynax.

         The following is a summary of enherent common stock outstanding after the merger:

Shares held by existing enherent common stockholders
  at of March 31, 2005                                                            18,448,854

Shares issued to holders of enherent Series A Preferred
  Stockholders as of April 1, 2005 (See Note 4)                                    8,500,000
                                                                                  ----------

Common shares outstanding (at April 1, 2005 date
  of merger)                                                                      26,948,854

Shares of enherent common stock issued to Dynax
  Stockholders                                                                    22,663,490
                                                                                  ----------

Total shares outstanding after merger                                             49,612,344(1)
                                                                                  ==========

(1) Does not include 1,278,015 shares reserved for outstanding enherent stock options and 5,524,613 shares to be reserved for existing Dynax stock options, at 3.8359 exchange ratio.

      4. PREFERRED STOCK: Represents exchange of enherent's Series A Preferred Stock for 8,500,000 shares of enherent common stock and a note obligation of $1.6 million of senior subordinated debt.

      5. LONG-TERM DEBT: This adjustment represents the issuance of a long-term note obligation of $1.6 million issued to enherent's Series A Preferred Stockholders.

      6. ADDITIONAL PAID-IN CAPITAL: This adjustment represents the elimination of enherent's historical accumulated deficit, less the elimination of treasury stock, the effects of the conversion of enherent's Series A Preferred Stock in common stock and the issuance of the additional shares of enherent's common stock to Dynax stockholders.

      7. TREASURY STOCK: This adjustment represents the elimination of enherent's treasury stock.

      8. DEFICIT: This adjustment represents the elimination of enherent's accumulated deficit as Dynax is considered as the acquiring entity for financial accounting purposes.

Statement of Operations:

      9. MERGER COSTS: This adjustment represents the expenses and one-time charges related to the merger incurred by enherent prior to April 1, 2005 (the date of merger). Merger related costs incurred by enherent were included in selling, general and administrative expenses, enherent's merger related costs charged against operations totaled approximately $600,000 and $605,000 for the year ended December 31, 2004 and three months ended March 31, 2005, respectively.

      10. INTEREST EXPENSE: This adjustment assumes additional interest expense for the senior subordinated debt.

      11. ADDITIONAL COMPENSATION OF DYNAX'S CHIEF EXECUTIVE OFFICER: This adjustment represents a charge of $250,000 related to a special cash bonus to Dynax's chief executive officer related to the merger which was accrued on March 31, 2005.

      12. PREFERRED STOCK REDEMPTION: This adjustment represents the elimination of any net benefit or accretion from Series A Senior Preferred Stock as the benefit is considered as non-recurring and the accretion will be eliminated as a result of the conversion of the Series A Senior Preferred Stock.

      13. BASIC AND FULLY DILUTED LOSS PER SHARE: Pro forma loss per share amounts have been computed based on the average outstanding shares of enherent reported for historical purposes (17,884,000 shares for 2004 and 18,449,000 for 2005) plus the 8,500,000 shares of enherent common stock issued to Series A Preferred Stockholders and the 22,663,490 shares issued to Dynax's stockholders. The effect of outstanding options has not been included in the pro forma amounts as it would be anti-dilutive.

      14. INCOME TAXES: As a result of the cumulative losses of enherent and Dynax to date, no provision has been made for any income tax effect applicable to the forgoing pro forma adjustments.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           ENHERENT CORP.

                                           /s/ Pamela Fredette
                                           --------------------------------
                                           Pamela Fredette, President and
                                           Chief Executive Officer

DATED:  June 16, 2005

                                  EXHIBIT INDEX

EXHIBIT
NUMBER             DESCRIPTION OF EXHIBIT
-------            ----------------------
2.1                Agreement and Plan of Merger dated as of October 12, 2004, by and between ENHERENT CORP.
                   and DYNAX SOLUTIONS, INC. (Incorporated by reference to Exhibit 2.1 of ENHERENT's Form
                   10-Q filed November 15, 2004).

2.2                First Amendment to Agreement and Plan of Merger dated as of November 4, 2004, by and between ENHERENT CORP. and DYNAX SOLUTIONS, INC. (Incorporated by reference to Exhibit
                   2.2 of ENHERENT's Form 10-Q filed November 15, 2004).

3.1*               Certificate of Amendment of Restated Certificate of Incorporation of ENHERENT CORP. as
                   filed with the Secretary of State of Delaware on April 1, 2005.

3.2*               Certificate of Merger merging DYNAX SOLUTIONS, INC. into ENHERENT CORP. as filed with the Secretary of State of Delaware on April 1, 2005.

10.1               Preferred Stock Agreement dated as of October 28, 2004, by and among the Company and the
                   Preferred Stockholders named therein (Incorporated by reference to Exhibit 4.5 of the
                   Company's Form 10-Q filed November 15, 2004).

10.2*              Amended and Restated Credit Agreement among ENHERENT CORP., certain subsidiaries listed therein, Ableco Finance LLC and certain lenders party thereto.

10.3*              Intercreditor and Subordination Agreement among ENHERENT CORP., certain subsidiaries listed therein, Ableco Finance LLC and certain lenders party thereto.

10.4*              Consulting Agreement dated April 1, 2005 between Douglas A. Catalano and ENHERENT CORP.

10.5*              Employment Agreement dated April 1, 2005 between Lori Stanley and ENHERENT CORP.

10.6*              Employment Agreement dated April 1, 2005 between Roger DiPiano and ENHERENT CORP.

10.7*              Employment Agreement dated April 1, 2005 between David Green and ENHERENT CORP.

23.1               Consent of Cornick, Garber & Sandler, LLP (filed herewith)

99.1*              Press Release dated April 1, 2005.

*     Previously filed.

                                      E-1